Exhibit 99.1

7000 Cardinal Place Dublin,OH 43017 www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Troy Kirkpatrick (614) 757-6225 troy.kirkpatrick@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS SECOND QUARTER RESULTS

•	Revenue increases 8 percent to $25 billion

•	GAAP earnings from continuing operations decline 2 percent to $319 million and increase 2 percent to $335 million on a non-GAAP basis

•	GAAP diluted earnings per share from continuing operations decline 1 percent to $0.88 and increase 3 percent to $0.93 on a non-GAAP basis

DUBLIN, Ohio, Feb. 5, 2009 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today reported solid fiscal second quarter results driven by top- and bottom-line growth from its supply chain and medical product segments.

For the quarter ended Dec. 31, 2008, revenue grew 8 percent to $25 billion, and non-GAAP earnings from continuing operations1 increased 2 percent to $335 million. GAAP diluted earnings per share (EPS) from continuing operations declined 1 percent to $0.88. The impact of special items, impairments and other costs associated with the proposed spinoff of Clinical and Medical Products (CMP) totaled $16 million after tax or $0.05 per share, bringing non-GAAP diluted EPS from continuing operations2 to $0.93, a 3 percent increase over the prior-year period.

“Despite a very challenging economic climate, we had solid growth from both of our primary operating segments,” said R. Kerry Clark, chairman and chief executive officer of Cardinal Health. “HSCS returned to year over year segment profit growth in the second quarter, and we expect to remain on track with positive growth for the second half of the fiscal year. CMP continued its track record of double-digit segment profit growth, though we continue to see the deferral in hospital spending affecting its performance for the remainder of the fiscal year. We are reaffirming our full-year guidance, adjusted on Jan. 8, of non-GAAP EPS of $3.50 to $3.60. In addition, we remain on track to spin off the CMP businesses later this year and intend to file the Form 10 registration statement with the Securities and Exchange Commission during our fiscal third quarter.”

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Cardinal Health News

Q2 FY09 SUMMARY

	Q2 FY09	Q2 FY08	Y/Y
Revenue	$25.1 billion	$23.3 billion	8%
GAAP Operating Earnings	$538 million	$519 million	4%
Non-GAAP Operating Earnings[3]	$565 million	$526 million	7%
GAAP Earnings from Continuing Operations	$319 million	$325 million	(2)%
Non-GAAP Earnings from Continuing Operations	$335 million	$329 million	2%
GAAP Diluted EPS from Continuing Operations	$0.88	$0.89	(1)%
Non-GAAP Diluted EPS from Continuing Operations	$0.93	$0.90	3%

SECOND-QUARTER SEGMENT RESULTS

Healthcare Supply Chain Services

Healthcare Supply Chain Services increased revenue by 8 percent to $24.1 billion, driven by higher sales to existing pharmaceutical and medical supply chain customers. Sales to bulk pharmaceutical customers4 increased 15 percent to $11 billion and sales to non-bulk pharmaceutical customers5 increased 2 percent to $11 billion. Segment profit grew 6 percent to $333 million, primarily from an increased contribution from generic sales, inflation from branded pharmaceuticals, the increase in total segment sales volume and growth from nuclear pharmacy services. Segment profit growth was partially dampened by previously reported pharmaceutical contract re-pricings and continued disruption from anti-diversion efforts for pharmaceutical supply chain customers. During the quarter, the company resumed shipments of controlled substances from all distribution centers.

“We built upon the momentum from the first quarter and returned the segment to growth during the quarter, with solid contributions from both the pharmaceutical and medical supply chain businesses,” said George Barrett, Cardinal Health vice chairman and chief executive officer of Healthcare Supply Chain Services. “In addition to the pharmaceutical distribution business, our nuclear pharmacy services and hospital supply businesses performed very well in the quarter with strong profit growth. We remain on track to achieve our goals for fiscal 2009.”

Healthcare Supply Chain Services	Q2 FY09	Q2 FY08	Y/Y
Revenue	$24.1 billion	$22.3 billion	8%
Segment Profit	$333 million	$315 million	6%

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Cardinal Health News

Clinical and Medical Products

Revenue for Clinical and Medical Products increased 7 percent to $1.2 billion, primarily driven by organic growth from the dispensing, infusion and infection prevention businesses and the Enturia acquisition. Segment revenue was dampened by 3 percentage points due to foreign exchange rates during the quarter. Segment profit increased 16 percent to $198 million, driven by revenue growth, the Enturia acquisition and disciplined expense control. Segment profit was significantly dampened by foreign exchange rates and increased raw material costs.

“We continue to see remarkable growth from the Enturia acquisition, and continued top- and bottom-line growth in infusion and dispensing during the quarter,” said David Schlotterbeck, Cardinal Health vice chairman and chief executive officer of Clinical and Medical Products. “Despite a strong second quarter, we continue to expect full-year segment profit to be flat or better because of the delay in hospital capital spending that is expected to impact the second half of our fiscal year.”

Clinical and Medical Products	Q2 FY09	Q2 FY08	Y/Y
Revenue	$1.2 billion	$1.1 billion	7%
Segment Profit	$198 million	$171 million	16%

ADDITIONAL SECOND QUARTER AND RECENT HIGHLIGHTS:

•

Nuclear Pharmacy Services signed new, long-term supply agreements with Lantheus Medical Imaging and GE Healthcare to ensure continued and broadened access to their portfolio of products including Cardiolite®, Myoview™ and other proprietary products.

•

Announced a five-year supply and co-marketing agreement with SRI Surgical® to offer surgical kits that include disposable health care products from Cardinal Health and reusable health care products from SRI Surgical®.

•

Awarded one of the largest infusion contracts in company history that will provide 8,000 IV channels to Sutter Health, a leading not-for-profit network of community-based health care providers in Northern California.

•	Launched the Pyxis® MedStation® 4000 automated medication dispensing system that offers new features to help hospitals increase the security of high-alert medications and reduce medication errors.

•	Introduced an industry-first Performance Analytics Service that provides hospitals with customized, actionable recommendations to help improve medication safety.

CONFERENCE CALL

Cardinal Health will host a conference call and webcast today at 8:30 a.m. EST to discuss second quarter results. To access the call and corresponding slide presentation, visit the investor page at cardinalhealth.com or dial 617.213.4845, passcode 86908096. Presentation slides, an audio replay and a transcript will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 11 p.m. EST on Feb. 7 by dialing 617.801.6888, passcode 38752008.

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Cardinal Health News

UPCOMING EVENTS

George Barrett, Cardinal Health vice chairman and chief executive officer of Healthcare Supply Chain Services, will address investors at the UBS Global Healthcare Services Conference in New York on Feb. 9 at 10 a.m. EST. Barrett will also address investors at the Barclays Capital Global Healthcare Conference in Miami on March 11. He will discuss Cardinal Health’s diverse products and services, company performance and strategies for growth at both conferences. For more details or to access the live webcasts or transcripts of his remarks, go to the investors page at cardinalhealth.com.

On June 2, Cardinal Health will be hosting its annual analyst and investor day. This year’s format will feature two separate sessions, one dedicated to Cardinal Health and the second covering the businesses included in the proposed spinoff of Clinical and Medical Products. More information, including webcast details, will be posted on the investor page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ electronic infection surveillance service, VIASYS® respiratory care products and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

# # #

[1]

Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) spin-off costs not included in special items or impairments, (gain)/loss on sale of assets and other, net, each net of tax.

[2]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

[3]

Non-GAAP operating earnings: Operating earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) spin-off costs not included in special items or impairments, (gain)/loss on sale of assets and other, net.

[4]

Bulk pharmaceutical customers consist of Healthcare Supply Chain Services customers to which the segment distributes pharmaceutical, radiopharmaceutical and over-the-counter health care products to the customers’ centralized warehouse operations and mail order businesses.

[5]

Non-bulk pharmaceutical customers consist of all Healthcare Supply Chain Services customers to which the segment distributes pharmaceutical, radiopharmaceutical and over-the-counter health care products other than bulk customers.

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Cardinal Health News

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at www.cardinalhealth.com.

Cardinal Health uses its Web site as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the investor page at www.cardinalhealth.com.

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: uncertainties related to the deferral in hospital capital spending affecting Cardinal Health’s Clinical and Medical Products segment and difficulties in forecasting the exact duration and potential long-term changes in hospital spending patterns; uncertainties regarding the planned spinoff of the clinical and medical products businesses as a new stand-alone entity, including the timing and terms of any such spinoff and whether such spinoff will be completed, and uncertainties regarding the impact of the planned spinoff on Cardinal Health, the new clinical and medical products company and the potential market for their respective securities; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the costs, difficulties and uncertainties related to the integration of acquired businesses; uncertainties related to the recent disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit for Cardinal Health; the potential impact on Cardinal Health’s customers and vendors of declining economic conditions, which could impact Cardinal Health’s earnings and cash flow; and conditions in the pharmaceutical market and general economic and market conditions. This news release reflects management’s views as of Feb. 5, 2009. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Second Quarter
(in millions, except per Common Share amounts)	2009	2008	% Change
Revenue	$25,099.5	$23,282.7	8%
Cost of products sold	23,683.1	21,928.1	8%

Gross margin	1,416.4	1,354.6	5%
Selling, general and administrative expenses	851.9	828.9	3%
Impairments, (gain)/loss on sale of assets and other, net	6.9	(23.0)	N.M.
Special items:
Restructuring charges	14.2	31.5	N.M.
Acquisition integration charges	5.8	10.0	N.M.
Litigation and other	(0.3)	(12.0)	N.M.

Operating earnings	537.9	519.2	4%
Interest expense and other	62.4	50.0	25%

Earnings before income taxes and discontinued operations	475.5	469.2	1%
Provision for income taxes	156.6	144.1	9%

Earnings from continuing operations	318.9	325.1	(2)%
Loss from discontinued operations (net of tax expense of $2.4 and $0.7 for the second quarter of fiscal 2009 and 2008, respectively)	(2.4)	(0.4)	N.M.

Net earnings	$316.5	$324.7	(3)%

Basic earnings per Common Share:
Continuing operations	$0.89	$0.91	(2)%
Discontinued operations	—	—	N.M.

Net basic earnings per Common Share	$0.89	$0.91	(2)%

Diluted earnings per Common Share:
Continuing operations	$0.88	$0.89	(1)%
Discontinued operations	—	—	N.M.

Net diluted earnings per Common Share	$0.88	$0.89	(1)%

Weighted average number of Common Shares outstanding:
Basic	357.3	358.7
Diluted	360.3	364.6

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2009	2008	% Change
Revenue	$49,446.7	$45,256.1	9%
Cost of products sold	46,665.8	42,559.3	10%

Gross margin	2,780.9	2,696.8	3%
Selling, general and administrative expenses	1,734.1	1,659.0	5%
Impairments, (gain)/loss on sale of assets and other, net	10.5	(23.2)	N.M.
Special items:
Restructuring charges	63.9	46.2	N.M.
Acquisition integration charges	8.2	15.5	N.M.
Litigation and other	—	(9.7)	N.M.

Operating earnings	964.2	1,009.0	(4)%
Interest expense and other	124.8	92.9	34%

Earnings before income taxes and discontinued operations	839.4	916.1	(8)%
Provision for income taxes	270.7	287.8	(6)%

Earnings from continuing operations	568.7	628.3	(9)%
Loss from discontinued operations (net of tax expense of $3.0 and $2.7 for fiscal 2009 and 2008 year-to-date, respectively)	(3.1)	(1.8)	N.M.

Net earnings	$565.6	$626.5	(10)%

Basic earnings / (loss) per Common Share:
Continuing operations	$1.59	$1.74	(9)%
Discontinued operations	(0.01)	—	N.M.

Net basic earnings per Common Share	$1.58	$1.74	(9)%

Diluted earnings / (loss) per Common Share:
Continuing operations	$1.57	$1.71	(8)%
Discontinued operations	—	(0.01)	N.M.

Net diluted earnings per Common Share	$1.57	$1.70	(8)%

Weighted average number of Common Shares outstanding:
Basic	357.0	360.8
Diluted	361.2	367.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	December 31, 2008	June 30, 2008

Assets
Cash and equivalents	$772.6	$1,291.3
Trade receivables, net	5,215.3	5,006.9
Current portion of net investment in sales-type leases	388.8	383.7
Inventories	8,535.8	6,768.8
Prepaid expenses and other	624.1	593.1
Assets held for sale	—	140.4

Total current assets	15,536.6	14,184.2

Property and equipment, net	1,729.6	1,737.2
Net investment in sales-type leases, less current portion	946.6	916.8
Goodwill and other intangibles, net	6,183.0	6,225.9
Other assets	619.0	384.1

Total assets	$25,014.8	$23,448.2

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$467.4	$159.0
Accounts payable	9,666.2	8,311.8
Other accrued liabilities	1,503.0	1,889.7
Liabilities from businesses held for sale and discontinued operations	2.4	15.4

Total current liabilities	11,639.0	10,375.9

Long-term obligations, less current portion and other short-term borrowings	3,389.2	3,687.4
Deferred income taxes and other liabilities	1,858.7	1,637.4
Total shareholders’ equity	8,127.9	7,747.5

Total liabilities and shareholders’ equity	$25,014.8	$23,448.2

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Second Quarter		Year-to-Date
(in millions)	2009	2008	2009	2008
Cash Flows From Operating Activities:
Net earnings	$316.5	$324.7	$565.6	$626.5
Loss from discontinued operations	2.4	0.4	3.1	1.8

Earnings from continuing operations	318.9	325.1	568.7	628.3
Adjustments to reconcile earnings from continuing operations to net cash provided by / (used in) operating activities:
Depreciation and amortization	99.5	97.0	200.5	191.9
Asset impairments and (gain)/loss on sale of assets, net	6.9	(23.0)	10.5	(23.2)
Equity compensation	34.8	28.4	59.2	54.5
Provision for bad debts	14.2	5.3	26.8	10.4
Change in operating assets and liabilities, net of effects from acquisitions:
(Increase) / decrease in trade receivables	628.9	41.3	(153.5)	(150.6)
Increase in inventories	(844.5)	(486.0)	(1,718.2)	(253.6)
Increase in net investment in sales-type leases	(14.8)	(34.5)	(35.0)	(58.6)
Increase / (decrease) in accounts payable	312.9	(116.7)	1,295.5	(179.9)
Other accrued liabilities and operating items, net	(282.9)	139.0	(332.6)	195.9

Net cash provided by / (used in) operating activities - continuing operations	273.9	(24.1)	(78.1)	415.1
Net cash used in operating activities - discontinued operations	(2.4)	(2.0)	(3.2)	(32.5)

Net cash provided by / (used in) operating activities	271.5	(26.1)	(81.3)	382.6

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	—	48.9	(6.2)	(39.2)
Proceeds from sale of property and equipment	11.3	4.9	12.3	7.4
Additions to property and equipment	(92.6)	(80.6)	(182.2)	(172.1)
Sale of investment securities available for sale, net	—	—	—	131.9

Net cash used in investing activities - continuing operations	(81.3)	(26.8)	(176.1)	(72.0)
Net cash used in investing activities - discontinued operations	—	—	—	—

Net cash used in investing activities	(81.3)	(26.8)	(176.1)	(72.0)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	100.0	287.4	101.1	519.4
Reduction of long-term obligations	(154.5)	(1.2)	(307.1)	(14.1)
Proceeds from long-term obligations, net of issuance costs	13.2	1.0	21.7	1.0
Proceeds from issuance of Common Shares	2.8	58.9	20.7	164.4
Tax benefits from exercises of stock options	(1.1)	2.4	2.3	14.0
Dividends on Common Shares	(50.2)	(43.5)	(100.0)	(87.7)
Purchase of Common Shares in treasury	—	(357.3)	—	(1,032.0)

Net cash used in financing activities - continuing operations	(89.8)	(52.3)	(261.3)	(435.0)
Net cash used in financing activities - discontinued operations	—	—	—	—

Net cash used in financing activities	(89.8)	(52.3)	(261.3)	(435.0)

Net increase / (decrease) in cash and equivalents	100.4	(105.2)	(518.7)	(124.4)
Cash and equivalents at beginning of period	672.2	1,289.6	1,291.3	1,308.8

Cash and equivalents at end of period	$772.6	$1,184.4	$772.6	$1,184.4

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Second Quarter		Non-GAAP Second Quarter [1]
(in millions)	2009	2008	2009	2008
Revenue
Amount	$25,100	$23,283
Growth Rate	8%	7%
Operating Earnings
Amount	$538	$519	$565	$526
Growth Rate	4%	1%	7%	(3)%
Earnings from Continuing Operations
Amount	$319	$325	$335	$329
Growth Rate	(2)%	3%	2%	(3)%

	Year-to-Date		Non-GAAP Year-to-Date [1]
	2009	2008	2009	2008
Revenue
Amount	$49,447	$45,256
Growth Rate	9%	6%
Operating Earnings
Amount	$964	$1,009	$1,047	$1,038
Growth Rate	(4)%	5%	1%	2%
Earnings from Continuing Operations
Amount	$569	$628	$603	$647
Growth Rate	(9)%	4%	(7)%	—

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

[1]	See definitions for explanation of a change in the method of calculating these financial measures from prior quarters.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Second Quarter
(in millions)	2009	2008
HEALTHCARE SUPPLY CHAIN SERVICES
Revenue [1]
Amount	$24,096	$22,346
Growth Rate	8%	6%
Mix	94%	94%
Segment Profit [2]
Amount	$333	$315
Growth Rate	6%	(20)%
Mix	59%	62%
Segment Profit Margin	1.38%	1.41%

	Second Quarter
(in millions)	2009	2008
CLINICAL AND MEDICAL PRODUCTS
Revenue [1]
Amount	$1,215	$1,133
Growth Rate	7%	31%
Mix	5%	5%
Segment Profit [2]
Amount	$198	$171
Growth Rate	16%	35%
Mix	35%	33%
Segment Profit Margin	16.33%	15.06%

	Second Quarter
(in millions)	2009	2008
ALL OTHER
Revenue [1]
Amount	$265	$301
Growth Rate	(12)%	2%
Mix	1%	1%
Segment Profit [2]
Amount	$31	$25
Growth Rate	25%	(10)%
Mix	6%	5%
Segment Profit Margin	11.61%	8.19%

Refer to definitions for an explanation of calculations.

[1]

Total consolidated revenue for the three months ended December 31, 2008 was $25.1 billion, which included total segment revenue of $25.6 billion and Corporate revenue of $(0.5) billion. Total consolidated revenue for the three months ended December 31, 2007 was $23.3 billion, which included total segment revenue of $23.8 billion and Corporate revenue of $(0.5) billion. Corporate consists primarily of elimination of inter-segment revenue.

[2]

Total consolidated operating earnings for the three months ended December 31, 2008 were $538 million, which included total segment profit of $562 million and Corporate loss of $(24) million. Total consolidated operating earnings for the three months ended December 31, 2007 were $519 million, which included total segment profit of $511 million and Corporate profit of $8 million. Corporate includes, among other things, special items and impairments, (gain)/loss on sale of assets and other, net.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date
(in millions)	2009	2008
HEALTHCARE SUPPLY CHAIN SERVICES
Revenue [1]
Amount	$47,515	$43,439
Growth Rate	9%	5%
Mix	94%	94%
Segment Profit [2]
Amount	$625	$662
Growth Rate	(6)%	(9)%
Mix	60%	65%
Segment Profit Margin	1.32%	1.52%

	Year-to-Date
(in millions)	2009	2008
CLINICAL AND MEDICAL PRODUCTS
Revenue [1]
Amount	$2,369	$2,165
Growth Rate	9%	32%
Mix	5%	5%
Segment Profit [2]
Amount	$365	$316
Growth Rate	16%	49%
Mix	35%	31%
Segment Profit Margin	15.40%	14.58%

	Year-to-Date
(in millions)	2009	2008
ALL OTHER
Revenue [1]
Amount	$538	$595
Growth Rate	(10)%	3%
Mix	1%	1%
Segment Profit [2]
Amount	$55	$47
Growth Rate	16%	(16)%
Mix	5%	4%
Segment Profit Margin	10.16%	7.91%

Refer to definitions for an explanation of calculations.

[1]

Total consolidated revenue for the six months ended December 31, 2008 was $49.4 billion, which included total segment revenue of $50.4 billion and Corporate revenue of $(1.0) billion. Total consolidated revenue for the six months ended December 31, 2007 was $45.3 billion, which included total segment revenue of $46.2 billion and Corporate revenue of $(0.9) billion. Corporate consists primarily of elimination of inter-segment revenue.

[2]

Total consolidated operating earnings for the six months ended December 31, 2008 were $964 million, which included total segment profit of $1,045 million and Corporate loss of $(81) million. Total consolidated operating earnings for the six months ended December 31, 2007 were $1,009 million, which included total segment profit of $1,025 million and Corporate loss of $(16) million. Corporate includes, among other things, special items and impairments, (gain)/loss on sale of assets and other, net.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Second Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2009	2008	2009	2008
Special Items
Restructuring charges	$(14.2)	$(31.5)	$(63.9)	$(46.2)
Acquisition integration charges	(5.8)	(10.0)	(8.2)	(15.5)
Litigation and other	0.3	12.0	—	9.7

Total special items	(19.7)	(29.5)	(72.1)	(52.0)
Tax benefit	7.2	11.2	24.4	18.9

Special items, net of tax	$(12.5)	$(18.3)	$(47.7)	$(33.1)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.05)	$(0.13)	$(0.09)

Other Spin-Off Costs
Other Spin-Off Costs	$(0.4)	$—	$(0.4)	$—
Tax benefit	0.2	—	0.2	—

Other Spin-Off Costs, net of tax	$(0.2)	$—	$(0.2)	$—

Increase to diluted EPS from continuing operations	$—	$—	$—	$—

Impairments, Gain/(Loss) on Sale of Assets and Other, Net
Impairments, gain/(loss) on sale of assets and other, net	$(6.9)	$23.0	$(10.5)	$23.2
Tax benefit / (expense)	3.4	(8.8)	24.2	(8.9)

Impairments, gain/(loss) on sale of assets and other, net, net of tax	$(3.5)	$14.2	$13.7	$14.3

Increase / (decrease) to diluted EPS from continuing operations	$(0.01)	$0.04	$0.03	$0.04

Weighted Average Number of Diluted Shares Outstanding	360.3	364.6	361.2	367.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Second Quarter		Year-to-Date
	2009	2008	2009	2008
Receivable Days	18.7	20.2
Days Inventory on Hand	29	28
Debt to Total Capital	32%	36%
Net Debt to Capital	28%	29%
Return on Equity	15.8%	18.3%	14.3%	17.4%
Non-GAAP Return on Equity [1]	16.6%	18.6%	15.1%	18.0%
Return on Invested Capital	7.36%	7.70%	6.69%	7.42%
Non-GAAP Return on Invested Capital [1]	7.69%	7.79%	7.04%	7.63%
Effective Tax Rate from Continuing Operations	33.0%	30.7%	32.3%	31.4%
Non-GAAP Effective Tax Rate from Continuing Operations [1]	33.3%	30.8%	34.6%	31.5%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

[1]	See definitions for explanation of a change in the method of calculating these financial measures from prior quarters.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter 2009					Year-to-Date 2009
(in millions, except per Common Share amounts)	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP [1]	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP [1]
Operating Earnings
Amount	$538	$20	—	$7	$565	$964	$72	—	$10	$1,047
Growth Rate	4%				7%	(4)%				1%
Provision for Income Taxes	$157	$7	—	$3	$167	$271	$24	—	$24	$320
Earnings from Continuing Operations
Amount	$319	$13	—	$4	$335	$569	$48	—	($ 14)	$603
Growth Rate	(2)%				2%	(9)%				(7)%
Diluted EPS from Continuing Operations
Amount	$0.88	$0.04	—	$0.01	$0.93	$1.57	$0.13	—	($0.03)	$1.67
Growth Rate	(1)%				3%	(8)%				(5)%

	Second Quarter 2008					Year-to-Date 2008
	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP [1]	GAAP	Special Items	Other Spin-Off Costs	Impairments, (Gain)/Loss on Sale of Assets and Other, Net	Non-GAAP [1]
Operating Earnings
Amount	$519	$30	—	($ 23)	$526	$1,009	$52	—	($23)	$1,038
Growth Rate	1%				(3)%	5%				2%
Provision for Income Taxes	$144	$11	—	($ 9)	$147	$288	$19	—	($ 9)	$298
Earnings from Continuing Operations
Amount	$325	$18	—	($ 14)	$329	$628	$33	—	($ 14)	$647
Growth Rate	3%				(3)%	4%				—
Diluted EPS from Continuing Operations
Amount	$0.89	$0.05	—	($0.04)	$0.90	$1.71	$0.09	—	($0.04)	$1.76
Growth Rate	16%				8%	16%				12%

The sum of the components may not equal the total due to rounding

[1]	See definitions for explanation of a change in the method of calculating these financial measures from prior quarters.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Year-to-Date
(in millions)	2009	2008	2009	2008
GAAP Return on Equity	15.8%	18.3%	14.3%	17.4%
Non-GAAP Return on Equity
Net earnings	$316.5	$324.7	$565.6	$626.5
Special items, net of tax, in continuing operations	12.5	18.3	47.7	33.1
Other Spin-Off Costs, net of tax	0.2	—	0.2	—
Impairments, (gain)/loss on sale of assets and other, net, net of tax, in continuing operations	3.5	(14.2)	(13.8)	(14.3)

Adjusted net earnings	$332.7	$328.8	$599.7	$645.3
Annualized	$1,330.8	$1,315.2	$1,199.4	$1,290.6
Divided by average shareholders’ equity [1]	$8,023.0	$7,088.2	$7,931.2	$7,184.4
Non-GAAP return on equity [2]	16.6%	18.6%	15.1%	18.0%

	Second Quarter		Year-to-Date
	2009	2008	2009	2008
GAAP Return on Invested Capital	7.36%	7.70%	6.69%	7.42%
Non-GAAP Return on Invested Capital
Net earnings	$316.5	$324.7	$565.6	$626.5
Special items, net of tax, in continuing operations	12.5	18.3	47.7	33.1
Other Spin-Off Costs, net of tax	0.2	—	0.2	—
Impairments, (gain)/loss on sale of assets and other, net, net of tax, in continuing operations	3.5	(14.2)	(13.8)	(14.3)
Interest expense and other, net of tax	39.9	32.0	79.8	59.4

Adjusted net earnings	$372.6	$360.8	$679.5	$704.7
Annualized	$1,490.4	$1,443.2	$1,359.0	$1,409.4
Divided by average total invested capital [3]	$19,372.5	$18,529.9	$19,292.8	$18,483.2
Non-GAAP return on invested capital [2]	7.69%	7.79%	7.04%	7.63%

[1]

The average shareholders’ equity shown above is calculated using the average of the prior and current quarters except for year-to-date which is calculated as the average of shareholders’ equity at the end of the prior years’ fourth quarter plus each of the current year quarters.

[2]	See definitions for explanation of a change in the method of calculating these financial measures from prior quarters.

[3]

Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, total shareholders’ equity and unrecorded goodwill. The average total invested capital is calculated using the average of total invested capital at the end of the prior and current quarters except for year-to-date which is calculated as the average of the prior years’ fourth quarter plus each of the current year quarters. Unrecorded goodwill is $7.5 billion for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Second Quarter		Year-to-Date
(in millions)	2009	2008	2009	2008
GAAP Effective Tax Rate from Continuing Operations	33.0%	30.7%	32.3%	31.4%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$475.5	$469.2	$839.4	$916.1
Special items	19.7	29.5	72.1	52.0
Other Spin-Off Costs	0.4	—	0.4	—
Impairments, (gain)/loss on sale of assets and other, net	6.9	(23.0)	10.5	(23.2)

Adjusted earnings before income taxes and discontinued operations	$502.5	$475.7	$922.4	$944.9
Provision for income taxes	$156.6	$144.1	$270.7	$287.8
Special items tax benefit	7.2	11.2	24.4	18.9
Other Spin-Off Costs tax benefit	0.2	—	0.2	—
Impairments, (gain)/loss on sale of assets and other, net, tax impact	3.4	(8.8)	24.3	(8.9)

Adjusted provision for income taxes	$167.4	$146.5	$319.6	$297.8
Non-GAAP effective tax rate from continuing operations [1]	33.3%	30.8%	34.6%	31.5%

	Second Quarter
	2009	2008
Debt to Total Capital	32%	36%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$467.4	$673.6
Long-term obligations, less current portion and other short-term borrowings	3,389.2	3,396.5

Debt	$3,856.6	$4,070.1
Cash and equivalents	(772.6)	(1,184.4)

Net debt	$3,084.0	$2,885.7
Total shareholders’ equity	$8,127.9	$7,108.1
Capital	$11,211.9	$9,993.8
Net debt to capital	28%	29%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items, impairments, (gain)/loss on sale of assets and other, net and Other Spin-Off Costs, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

[1]	See definitions for explanation of a change in the method of calculating this financial measure from prior quarters.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities from continuing operations

Other Spin-Off Costs: costs incurred in connection with the Company’s plans to spin off most of its clinical and medical products businesses that are not included in special items or impairments, (gain)/loss on sale of assets and other, net

Segment Profit: segment revenue minus (segment cost of products sold and segment selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings plus interest expense and other divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding 1

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations 1

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs, each net of tax 1

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations 1

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs) divided by (earnings before income taxes and discontinued operations adjusted for (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs) 1

Non-GAAP Operating Earnings: operating earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs 1

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings 1

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net and (3) Other Spin-Off Costs, each net of tax) divided by average shareholders’ equity 1

Non-GAAP Return on Invested Capital: (annualized net earnings excluding (1) special items, (2) impairments, (gain)/loss on sale of assets and other, net, (3) Other Spin-Off Costs and (4) interest expense and other, each net of tax) divided by (average total shareholders’ equity plus debt plus unrecorded goodwill) 1

[1]

During the second quarter of fiscal 2009, the Company began to exclude Other Spin-Off Costs from the calculation of this non-GAAP financial measure. Prior year results have been recast to reflect the new calculation methodology.